Exhibit 99.1

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED                 , 2018

PROXY CARD

MTECH ACQUISITION CORP.

10124 Foxhurst Court

Orlando, Florida 32836

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MTECH ACQUISITION CORP.

The undersigned appoints               and             as proxies (“Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of MTech Acquisition Corp. (“MTech”) held of record by the undersigned on               , 2018 at the special meeting of stockholders (the “Meeting”) to be held on               , 2018, at 10:00 a.m., Eastern time, at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THE BOARD OF DIRECTORS OF MTECH RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

(1)	Business Combination Proposal – to approve an Agreement and Plan of Merger, dated as of October 10, 2018, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, providing for the combination of MTech and MJ Freeway, LLC, a Colorado limited liability company, under a new holding company called MTech Acquisition Holdings Inc. (“MTech Holdings”), and approve the transactions contemplated thereby (the “Business Combination”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Intention to Exercise Redemption Rights.

If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement/prospectus under the heading “Special Meeting of MTech Stockholders – Redemption Rights.”

(2)	Charter Amendments Proposal – to approve and adopt the Amended and Restated Certificate of Incorporation of MTech Holdings, a copy of which is attached to the accompanying proxy statement/prospectus as Annex B, reflecting the following material differences from MTech’s current amended and restated certificate of incorporation:

a.	having a single class of common stock and an authorized 75,000,000 shares of common stock;

☐ FOR	☐ AGAINST	☐ ABSTAIN

b.	having 5,000,000 authorized shares of preferred stock;

☐ FOR	☐ AGAINST	☐ ABSTAIN

c.	fixing the number of directors of MTech Holdings at seven, subject to change by resolution adopted by the affirmative vote of at least a majority of the board of directors then in office;

☐ FOR	☐ AGAINST	☐ ABSTAIN

d.	dividing the board of directors of MTech Holdings into three classes with staggered three-year terms;

☐ FOR	☐ AGAINST	☐ ABSTAIN

e.	prohibiting stockholder actions by written consent;

☐ FOR	☐ AGAINST	☐ ABSTAIN

f.	designating the Court of Chancery of the State of Delaware as the exclusive forum for certain stockholder lawsuits;

☐ FOR	☐ AGAINST	☐ ABSTAIN

g.	adding a provision with respect to corporate opportunity; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

h.	making MTech Holdings’ corporate existence perpetual as opposed to MTech’s corporate existence terminating 18 months following the consummation of its initial public offering and removing various provisions applicable only to specified purpose acquisition corporations contained in MTech’s current amended and restated certificate of incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	The Incentive Plan Proposal — to approve and adopt the MTech Acquisition Holdings Inc. 2018 Long Term Incentive Plan in connection with the Business Combination, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date, if necessary, to permit further solicitation and vote of proxies if MTech is unable to consummate the Business Combination for any reason.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.